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                                                                    EXHIBIT 5.1



                  [ORRICK, HERRINGTON & SUTCLIFFE LETTERHEAD]




                                 April 11, 2001


Caterpillar Financial Funding Corporation
4040 South Eastern Avenue, Suite 344
Las Vegas, Nevada  89119


Ladies and Gentlemen:



        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), as filed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset Backed Notes (the "Notes"). The Notes are issuable in Series under a separate Indenture among the Trust and an Indenture Trustee named therein. The Notes of each Series are to be sold as set forth in the Registration Statement, any amendments thereto, and the Prospectus and Prospectus Supplement relating to the Notes of such Series. All capitalized terms used herein that are not otherwise defined have the meanings set forth in the Prospectus.

        We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, as to each party (other than the Registrant) to an Indenture, each Indenture has been duly executed, authenticated and delivered by such party.

        Based on such examination, we are of the opinion that when the Notes of each Series have been duly executed, authenticated and delivered in accordance with the related Indenture and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and Prospectus Supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the applicable Trust, and the holders of the Notes of such Series will be entitled to the benefits of the Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.



                                   Very truly yours,

                                   /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   ORRICK, HERRINGTON & SUTCLIFFE LLP